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                                                                Exhibit 99.1A(1)

                                   RESOLUTION

          RESOLVED, that the Board of Directors of Southern Farm Bureau Life Insurance Company (the "Company"), hereby establishes a separate account, pursuant to the provisions of Chapter 7 of the Insurance Laws of the State of Mississippi, designated Southern Farm Bureau Life Variable Life Account (hereinafter the "Variable Account"), for the following use and purposes, and subject to such conditions as hereinafter set forth; and

          FURTHER RESOLVED, that the Variable Account is established for the purpose of providing for the issuance by the Company of certain variable life insurance policies (the "Policies"), and shall constitute a funding medium to support reserves under such Policies issued by the Company; and

          FURTHER RESOLVED, that the income, gains and losses, realized or unrealized, from assets allocated to the Variable Account shall be credited to or charged against the Variable Account, without regard to other income, gains or losses of the Company; and

          FURTHER RESOLVED, that the assets of the Variable Account equal to the reserves and other liabilities under the Policies and any other variable life insurance policies issued through the Variable Account may not be charged with liabilities arising out of any other business the Company may conduct; and

          FURTHER RESOLVED, that the Variable Account shall be divided into investment subaccounts (the "Subaccounts"), each of which shall invest in the shares of a mutual fund portfolio, and net premiums under the Policies shall be allocated among the Subaccounts in accordance with instructions received from owners of the Policies; and

          FURTHER RESOLVED, that the Executive Vice President, any Senior Vice President, and the General Counsel (hereafter, the "empowered officers") each be, and hereby is, authorized to add or remove any Subaccount of the Variable Account or add or remove any mutual fund portfolio as may hereafter be deemed necessary or appropriate; and

          FURTHER RESOLVED, that the income, gains and losses, realized or unrealized, from assets allocated to each Subaccount of the Variable Account shall be credited to or charged against such Subaccount of the Variable Account, without regard to other income, gains or losses of any other Subaccount of the Variable Account; and


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          FURTHER RESOLVED, that the empowered officers each be, and hereby is, authorized to invest such amount or amounts of the Company's cash in the Variable Account or in any Subaccount thereof or in any mutual fund portfolio as may be deemed necessary or appropriate to facilitate the commencement of the Variable Account's and/ or the mutual fund portfolio's operations and/ or to meet any minimum capital requirements under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          FURTHER RESOLVED, that the empowered officers each be, and hereby is, authorized to transfer cash from time to time from the Company's general account to the Variable Account, or from the Variable Account to the general account, as deemed necessary or appropriate and consistent with the terms of the Policies; and

          FURTHER RESOLVED, that the Board of Directors of the Company reserves the right to change the designation of the Variable Account hereafter to such other designation as it may deem necessary or appropriate; and

          FURTHER RESOLVED, that the empowered officers, with such assistance from the Company's independent certified public accountants, legal counsel and independent consultants or others as they may require, each be, and hereby is, authorized and directed to take all action necessary to: (a) register the Variable Account as a unit investment trust under the 1940 Act; (b) register the Policies under the Securities Act of 1933 (the "1933 Act"); and (c) take all other actions that are necessary in connection with the offering of the Policies for sale and the operation of the Variable Account in order to comply with the 1940 Act, the 1933 Act, the Securities Exchange Act of 1934 and other applicable Federal laws, including the filing of any registration statements, any undertakings, no-action requests, consents, applications for exemptions from the 1940 Act or other applicable federal laws, and any amendments to the foregoing as the empowered officers of the Company shall deem necessary or appropriate; and

          FURTHER RESOLVED, that the empowered officers each be, and hereby is, authorized to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of the Variable Account, and by the Company as sponsor and depositor, a Notification of Registration on Form N-8A, a registration statement on Form N-8B-2, and a registration statement on Form S-6 registering the Variable Account under the 1940


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          Act and registering the Policies under the 1933 Act, and any and all amendments to the foregoing on behalf of the Variable Account and the Company and on behalf of and as attorneys-in-fact for the empowered officers and/ or any other officer of the Company; and

          FURTHER RESOLVED, that Joseph A. Purvis, General Counsel (and any successor to such position), is duly appointed as agent for service under any such registration statement, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

          FURTHER RESOLVED, that the empowered officers each be, and hereby is, authorized on behalf of the Variable Account and on behalf of the Company to take any and all such action that each of them may deem necessary or advisable in order to offer and sell the Policies, including any registrations, filings and qualifications both of the Company, its officers, agents and employees, and of the Policies, under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, requests, undertakings, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which such officers or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as the officers or legal counsel deem it to be in the best interests of the Variable Account and the Company; and

          FURTHER RESOLVED, that the empowered officers each be, and hereby is, authorized, in the names and on behalf of the Variable Account and the
          Company: (a) to execute and file irrevocable written consents on the part of the Variable Account and of the Company to be used in such states wherein such consents to service of process may be required under the insurance or securities laws therein in connection with the registration or qualification of the Policies; and (b) to appoint the appropriate state official, or such other person as may be allowed by insurance or securities laws, agent of the Variable Account and of the Company for the purpose of receiving and accepting process; and

          FURTHER RESOLVED, that the empowered officers each be, and hereby is, authorized to establish procedures under which the Company will


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          provide voting rights for owners of the Policies with respect to securities owned by the Variable Account; and

          FURTHER RESOLVED, that the empowered officers each be, and hereby is, authorized to execute such agreement or agreements as deemed necessary and appropriate (a) with a qualified entity under which such entity will be appointed principal underwriter and distributor for the Policies, (b) with one or more qualified entities to provide administrative services in connection with the establishment and maintenance of the Variable Account and the administration of the Policies, and (c) with the designated mutual fund portfolios and/ or the principal underwriter and distributor and/or investment adviser of such mutual fund portfolios for the purchase and redemption of portfolio shares; and

          FURTHER RESOLVED, that the empowered officers each be, and hereby is, authorized to execute and deliver such agreements and other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

          FURTHER RESOLVED, that the Company hereby adopts and establishes the following Standards of Suitability for its officers, employees, and agents with respect to the suitability of the Policies for applicants:

 1. No recommendation shall be made to an applicant to purchase a Policy, and no Policy shall be issued, in the absence of reasonable grounds to believe that the purchase of the Policy is suitable for the applicant on the basis of information furnished after reasonable inquiry of the applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and any other information known to the Company or to the agent making the recommendation;

 2. A good faith, reasonable inquiry shall be made as to the facts and circumstances concerning a prospective Policy owner's insurance and financial needs and no recommendation shall be made that the prospective Policy owner purchase a Policy when such a purchase is not reasonably consistent with the information that is known or reasonably should be known to the Company or its agents. In making such recommendation, factors that may be considered are: age, earnings, marital status, number and age of dependents, the value of savings or other assets, and current life insurance program.


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          Additionally, the Company's agents, as registered representatives, will be subject to supervision by a registered broker-dealer with respect to suitability and other sales practices under the NASD Conduct Rules of NASD Regulation, Inc.; and

          FURTHER RESOLVED, that the Company and its officers, directors, employees and affiliates shall continue to abide by the Standards of Conduct for Separate Account Investments previously adopted by the Company's Board of Directors on June 29, 1999, and will require any third party providing administrative services to the Variable Account to adopt Standards of Conduct encompassing such standards.


         I, Joseph A. Purvis, Vice President, General Counsel and Secretary of Southern Farm Bureau Life Insurance Company, a corporation duly organized and existing under the laws of the State of Mississippi, do hereby certify that at a meeting of the Board of Directors of said Corporation, duly called and held on October 16, 2000, the foregoing resolution was adopted, and is true and correct as above-stated, and has not been repealed, annulled, altered or amended in any respect, and remains in full force and effect.

         IN WITNESS WHEREOF, I have hereunto signed in my official capacity and affixed the seal of said Corporation this 10th day of August, 2001.

                                SOUTHERN FARM BUREAU LIFE
                                INSURANCE COMPANY


                                /s/ Joseph A. Purvis
                                ------------------------------------
                                Joseph A. Purvis
                                Vice President, General Counsel and Secretary



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